SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 20, 2006

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, the Audit Committee of Motive’s Board of Directors has been conducting a review of various financial accounting issues and matters in connection with Motive’s ongoing restatement efforts. On December 20, 2006, Motive’s Audit Committee determined that its review should include certain financial accounting aspects of Motive’s acquisition of (i) all of the outstanding capital stock of Ventix Systems, Inc. in January 2000, and (ii) certain assets of Question Technologies, Inc. in November 2001.

The efforts of Motive’s Audit Committee and management are ongoing. It is possible that these efforts may identify additional or different issues that could impact the Company’s previously issued financial statements, and that these issues and their impact on such financial statements could be material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTIVE, INC.

Date: December 21, 2006	By:	/s/ Mike Fitzpatrick
Mike Fitzpatrick
Chief Financial Officer